UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —August 8, 2007

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On August 8, 2007, John Heimann informed the Company that he was retiring as a director of the Company, effective August 9, 2007.  Mr. Heimann’s decision to retire from the Board was based on personal considerations and was not the result of any disagreement with the Board of Directors.

(d)  On August 8, 2007, the Company appointed Francisco L. Borges as a director of the Company, to hold office until the next annual meeting of shareholders of the Company.  There are no arrangements or understandings between Mr. Borges and any other person pursuant to which he has been selected as a director.

Mr. Borges has been appointed to the Audit Committee and Finance Committee of the Board of Directors.

The Company is entering into an indemnification agreement with Mr. Borges in the form it has used for other directors and executive officers.

A copy of the press release announcing Mr. Borges’s appointment and Mr. Heimann’s retirement is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description
99.1	Press Release dated August 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ JAMES M. MICHENER
Name: James M. Michener
Title: General Counsel

DATE:  August 9, 2007

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